                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
               TOGETHER WITH THE ASSOCIATED SHARE PURCHASE RIGHTS
                                       OF

                              LINDBERG CORPORATION
                   (Not to Be Used for Signature Guarantees)

    This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.01 per share, together with the associated rights issued pursuant to the Rights Agreement, dated as of November 21, 1996, and amended on December 13, 2000, between Lindberg
Corporation ("Lindberg") and Harris Trust and Savings Bank, as Rights Agent
(collectively, the "Shares"), of Lindberg, are not immediately available or time will not permit all required documents to reach Computershare Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mailed to the Depositary.
See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                    COMPUTERSHARE TRUST COMPANY OF NEW YORK

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
          BY HAND:                       BY MAIL:                 BY OVERNIGHT COURIER:
      Wall Street Plaza             Wall Street Station             Wall Street Plaza
 88 Pine Street, 19th Floor            P.O. Box 1010           88 Pine Street, 19th Floor
     New York, NY 10005           New York, NY 10268-1010          New York, NY 10005

                           BY FACSIMILE TRANSMISSION:
                        (For Eligible Institutions Only)
                                 (212) 701-7636

                        CONFIRM FACSIMILE TRANSMISSION:
                       (By Telephone Only) (212) 701-7624

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Bodycote Investments VI, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Bodycote International plc, a public limited company organized under the laws of England, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 18, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares: ______________________________________________________________

Certificate No(s). (if available): _____________________________________________

If Share(s) will be tendered by book-entry transfer, check the box.  / /

Account Number: ________________________________________________________________

Date: ___________________  Area Code and Telephone Number(s): __________________

Name(s) of Record Holder(s): ___________________________________________________
                                              (Please Print)

Signature(s): __________________________________________________________________

Address(es): ___________________________________________________________________
                                                              (Zip Code)

                     THE GUARANTEE BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (Not to Be Used for Signature Guarantee)

    The undersigned, a financial institution that is a participant in the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Guaranty Program or the Stock Exchange Medallion program (an "Eligible Institution") hereby guarantees to deliver to the Depositary, either the certificates evidencing the Shares (the "Certificates") tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, with delivery of a Letter of Transmittal (or manually signed facsimile thereof), properly completed and duly executed, and any other required documents, all within three Nasdaq trading days of the date hereof. A "Nasdaq trading day" is any day on which the Nasdaq Stock Market, Inc.'s Nasdaq National Market is open for business.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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
Name of Firm:
                                               Authorized Signature

Address:                                       Name:

                                               Title:
                                Zip Code       TYPE OR PRINT

Area Code and Tel. No:                         Dated ,
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NOTE: DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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